Barclays OFI SteelPath MLP ETNs

About Barclays OFI SteelPath MLP ETNs



The Barclays OFI SteelPath MLP ETNs offer exposure to the OFI SteelPath Midstream MLP Strategy, and are linked to the Barclays OFI SteelPath Midstream MLP Index (BXIIOSMS). The Index Constituents are selected for inclusion in the Index based on certain eligibility criteria, including distribution payment history, lower relative correlation to oil and natural gas prices, and size as measured by free-float market capitalization and average daily trading value.

▸ View OSMS product summary

Barclays & OFI Global Asset Management



OFI Global Asset Management's association with Barclays combines OFI SteelPath's experience and leadership within the energy infrastructure space with Barclays' strong brand and position in exchange-traded notes. The association expands OFI SteelPath's footprint beyond the mutual funds and separately managed accounts offered through the OFI Global Asset Management franchise, and provides another investment vehicle to better serve clients' needs in this asset class.

About OFI Global Asset Management



OFI Global Asset Management consists of OppenheimerFunds, Inc. and certain of its advisory subsidiaries, including OFI Global Asset Management, Inc., OFI Global Institutional, Inc., OFI SteelPath, Inc. and OFI Global Trust Company. The firm offers a full range of investment solutions across equity, fixed income and alternative asset classes. As of March 31, 2015, the firm managed $237.42 billion in assets. Clients include institutional investors globally such as corporations, public funds, foundations and endowments, as well as retail mutual fund investors.

Contact Us

For all enquiries, please instruct your broker/advisor/custodian to email us at etndesk@barclays.com alternatively, your broker/custodian can call us at: 1-212-528-7790

Barclays Capital Inc. acts as the issuer's agent in connection with the distribution of the iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker-dealer regulated by the SEC and FINRA.

Selected Risk Considerations

An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves significant risks and may not be suitable for all investors. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs. Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etn.barclays.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETNs. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Product Summary

Barclays OFI SteelPath MLP ETN

The Barclays OFI SteelPath MLP ETNs (the "ETNs") are linked to the Volume-Weighted Average Price ("VWAP")[1] level of the Barclays OFI SteelPath Midstream MLP Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level of the Index between the inception date and the applicable valuation date. **An investment in the ETNs involves significant risks and may not be suitable for all investors**

The Index is designed to track the performance of a basket of direct interests in master limited partnerships and limited liability companies (collectively, the "Index Constituents") organized in the United States that trade on certain U.S. exchanges, are classified in the Midstream Oil & Gas category or Liquid Petroleum & Natural Gas Shippers category according to the Bloomberg Industry Classification System® ("BICS") and meet certain eligibility criteria for inclusion in the Index, including their distribution payment history and their size as measured by free-float market capitalization and average daily trading value. Owning the ETNs is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index. An investment in the ETNs involves significant risks and may not be suitable for all investors. For more information on risks associated with the ETNs, please see "Selected Risk Considerations" below and the risk factors included in the relevant prospectus.

Details | Chart | Returns | Correlations | Top 10 Index Components | Index Sector Weightings | ETN Coupon

Summary

Primary Exchange	NYSE Arca
ETN Ticker	OSMS
Intraday Indicative Value Ticker	OSMS.IV[1]
Bloomberg ETN Keystroke	OSMS.IV<Equity><Go>
Bloomberg Index Ticker	BXIIOSMS
Investor Fee Rate	0.85% per annum[2]
Index VWAP Level Ticker	BXVWOSMS<Index>[4]
CUSIP	06742K618
ISIN	US06742K6183
Inception Date	23 Apr 2014
Maturity	06 May 2044

Market Indicators (as of 07/16/2015)

Closing Indicative Note Value
$22.14

ETNs outstanding
2,559,575

Market Capitalization[3]
$56,668,990

Documentation

- OSMS Prospectus (PDF 1MB)
- OSMS ETN TAX FAQ (PDF 344KB)
- OSMS ETN FAQ (PDF 461KB)
- OSMS Info Sheet (PDF 378KB)
- Index Components (XLS 1KB)
- IV/Index History (XLS 1KB)

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1. **Intraday Indicative Value.** The "intraday indicative value" meant to approximate the value of the ETNs during the current trading day by reference to the underlying index is calculated and published during the course of each trading day. The intraday indicative value is intended to provide investors with an approximation of the effect that intraday changes in the level of the underlying index would have on the closing indicative value of the ETNs. The intraday indicative value only reflects the accrued investor fee and other applicable costs at the close of business on the preceding day, but does not include any adjustment for the investor fee or applicable costs accruing during the course of the current day. For more information on how the intraday indicative value is calculated, please see the section "Valuation of the ETNs" in the prospectus relating to the ETNs.
The intraday indicative value is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying the ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the level of the index and therefore the intraday indicative value of the ETNs. Index levels provided by the sponsors of the indices underlying the ETNs do not necessarily reflect the depth and liquidity of the underlying markets for the index components. For this reason and others, the actual trading price of the ETNs may be different from their intraday indicative value.
2. **The investor fee rate** per ETN is 085% per year. The daily fee value (or daily investor fee) on any calendar day is equal to the product of (1) the closing VWAP level on such calendar day divided by the VWAP factor and (2) the investor fee rate divided by 365. Because the daily fee value is calculated and subtracted from the closing indicative note value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.85% per year. . Because the net effect of the investor fee is a fixed percentage of the value of each ETN, the aggregate effect of the investor fee will increase or decrease in a manner directly proportional to the value of each ETN and the amount of the ETNs that are held, as applicable.
The VWAP factor is 5.2540, which is equal to (1) the initial VWAP level divided by (2) the principal amount per ETN. If the ETNs undergo a split or reverse split, the VWAP factor will be adjusted accordingly. The VWAP factor represents the initial exposure of each ETN to the initial VWAP level of the Index. The initial VWAP level was 131.35, which was the VWAP level at the closing of trading on the inception date.
3. **Market Capitalization** = Closing Indicative Note Value x ETNs Outstanding.
4. **The Volume-Weighted Average Price (VWAP)** with respect to each Index Constituent, on any index business day, the consolidated volume-weighted average price of one unit of such Index Constituent as determined by the VWAP calculation agent based on all trades in such Index Constituent reported in the consolidated tape system during the regular trading session. The VWAP Level on an index business day, as calculated by the VWAP calculation agent, (1) the sum of the products of (i) the VWAP of each Index Constituent as of such date plus (ii) the number of units of that Index Constituent as of such date published by the index sponsor.

Selected Risk Considerations

An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves significant risks and may not be suitable for all investors. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs. Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etn.barclays.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETNs. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

Product Summary

Barclays OFI SteelPath MLP ETN

The Barclays OFI SteelPath MLP ETNs (the "ETNs") are linked to the Volume-Weighted Average Price ("VWAP")[1] level of the Barclays OFI SteelPath Midstream MLP Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level of the Index between the inception date and the applicable valuation date. **An investment in the ETNs involves significant risks and may not be suitable for all investors**

The Index is designed to track the performance of a basket of direct interests in master limited partnerships and limited liability companies (collectively, the "Index Constituents") organized in the United States that trade on certain U.S. exchanges, are classified in the Midstream Oil & Gas category or Liquid Petroleum & Natural Gas Shippers category according to the Bloomberg Industry Classification System® ("BICS") and meet certain eligibility criteria for inclusion in the Index, including their distribution payment history and their size as measured by free-float market capitalization and average daily trading value. Owning the ETNs is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index. An investment in the ETNs involves significant risks and may not be suitable for all investors. For more information on risks associated with the ETNs, please see "Selected Risk Considerations" below and the risk factors included in the relevant prospectus.

Details | Chart | Returns | Correlations | Top 10 Index Components | Index Sector Weightings | ETN Coupon

ETN and Index Historical Performance


15
10
5
0
-5
-10
-15
Performance (%)
Apr-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
Apr-15
Jul-15
Barclays OFI SteelPath MLP ETN
Barclays OFI SteelPath Midstream MLP Index

Source: Barclays, Bloomberg.

The chart above shows the historical performance of the ETN and the Index from the ETN Inception Date which was April 23, 2014 to the previous days closing price.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index..

Selected Risk Considerations

An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves significant risks and may not be suitable for all investors. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs. Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etn.barclays.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETNs. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Product Summary

Barclays OFI SteelPath MLP ETN

The Barclays OFI SteelPath MLP ETNs (the "ETNs") are linked to the Volume-Weighted Average Price ("VWAP")[1] level of the Barclays OFI SteelPath Midstream MLP Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level of the Index between the inception date and the applicable valuation date. **An investment in the ETNs involves significant risks and may not be suitable for all investors**

The Index is designed to track the performance of a basket of direct interests in master limited partnerships and limited liability companies (collectively, the "Index Constituents") organized in the United States that trade on certain U.S. exchanges, are classified in the Midstream Oil & Gas category or Liquid Petroleum & Natural Gas Shippers category according to the Bloomberg Industry Classification System® ("BICS") and meet certain eligibility criteria for inclusion in the Index, including their distribution payment history and their size as measured by free-float market capitalization and average daily trading value. Owning the ETNs is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index. An investment in the ETNs involves significant risks and may not be suitable for all investors. For more information on risks associated with the ETNs, please see "Selected Risk Considerations" below and the risk factors included in the relevant prospectus.

Details | Chart | Returns | Correlations | Top 10 Index Components | Index Sector Weightings | ETN Coupon

Index and ETN Returns (as of 06/30/2015)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays OFI SteelPath Midstream MLP Index	-6.40%	-4.67%	-11.00%	-11.00%	-17.54%	N/A	-8.01%
ETN Closing Indicative Note Value Return	-6.46%	-4.68%	-11.01%	-11.01%	-17.55%	N/A	-8.08%

ETN Market Price Returns (as of 06/30/2015)

	1 mo	3 mo	6 mo	YTD	1 yr	3 yrs	Since ETN Inception
Barclays OFI SteelPath MLP ETN	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Source: Barclays, subject to change.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional information below for how return figures are calculated. **PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.**

Index Returns
Index returns show the change in the level of the index underlying the ETNs over the relevant period, expressed as a percentage. Index returns are calculated using the closing index level from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, index returns are shown on an annualized basis. Index returns are for illustrative purposes only and do not represent actual ETN performance. Index returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return, including the investor fee and applicable costs of the ETNs. Indexes are unmanaged and one cannot invest directly in an index.

ETN Closing Indicative Note Value Returns
ETN closing indicative note value returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

ETN Market Price Returns
ETN Market price returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves significant risks and may not be suitable for all investors. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs. Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etn.barclays.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETNs. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Product Summary

Barclays OFI SteelPath MLP ETN

The Barclays OFI SteelPath MLP ETNs (the "ETNs") are linked to the Volume-Weighted Average Price ("VWAP")[1] level of the Barclays OFI SteelPath Midstream MLP Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level of the Index between the inception date and the applicable valuation date. **An investment in the ETNs involves significant risks and may not be suitable for all investors**

The Index is designed to track the performance of a basket of direct interests in master limited partnerships and limited liability companies (collectively, the "Index Constituents") organized in the United States that trade on certain U.S. exchanges, are classified in the Midstream Oil & Gas category or Liquid Petroleum & Natural Gas Shippers category according to the Bloomberg Industry Classification System® ("BICS") and meet certain eligibility criteria for inclusion in the Index, including their distribution payment history and their size as measured by free-float market capitalization and average daily trading value. Owning the ETNs is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index. An investment in the ETNs involves significant risks and may not be suitable for all investors. For more information on risks associated with the ETNs, please see "Selected Risk Considerations" below and the risk factors included in the relevant prospectus.

Details | Chart | Returns | Correlations | Top 10 Index Components | Index Sector Weightings | ETN Coupon

Correlations (as of 06/30/2015)

Index	Correlation*†
Barclays OFI SteelPath Midstream MLP Index	1.00
S&P 500® Total Return Index	0.66
MSCI EAFE® Net Total Return Index	0.59
MSCI Emerging Markets Net Total Return Index	0.56
Bloomberg Commodity Index Total Return℠	0.09
Barclays US Aggregate Bond Index	-0.31

Sources: Bloomberg Finance L.P., Barclays, MSCI Inc., S&P Dow Jones Indices LLC. Correlations are calculated on a weekly basis over a 1-year period from the "as of" date referenced above.

* Correlation is a term used to describe the statistical relationship between two or more quantities or variables. Perfectly correlated assets will have a correlation coefficient of one, while the correlation coefficient will be zero when returns on two assets are completely independent.

†Correlation is shown for the Barclays OFI SteelPath Midstream MLP Index (the "Index"). While the ETN is linked to the performance of the Index, the payment on the ETN is linked to the VWAP level not to the closing level of the Index. Payment upon maturity or redemption is linked to the performance of the VWAP level as compared to the Initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the closing level of the Index. The VWAP level of the Index is reported on Bloomberg page "BXVWOSMS ".

Index correlations are for illustrative purposes only and do not represent actual ETN performance. PAST PERFORMANCE IS NOT INDICATIVE FOR FUTURE RESULTS.

- The S&P 500® Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market.
- The Bloomberg Commodity Index Total Return℠ reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index plus the rate of interest that could be earned on cash collateral invested in specified Treasury Bills.
- The MSCI EAFE Index is an equity index which captures large and mid cap representation across Developed Markets countries around the world, excluding the US and Canada
- The MSCI Emerging Markets Index℠ captures large and mid cap representation across 21 Emerging Markets countries.
- The Barclays U.S. Aggregate Bond Index provides a measure of the performance of the U.S. investment grade bonds market.

Selected Risk Considerations

An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves significant risks and may not be suitable for all investors. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs. Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etn.barclays.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETNs. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Product Summary

Barclays OFI SteelPath MLP ETN

The Barclays OFI SteelPath MLP ETNs (the "ETNs") are linked to the Volume-Weighted Average Price ("VWAP")[1] level of the Barclays OFI SteelPath Midstream MLP Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level of the Index between the inception date and the applicable valuation date. **An investment in the ETNs involves significant risks and may not be suitable for all investors**

The Index is designed to track the performance of a basket of direct interests in master limited partnerships and limited liability companies (collectively, the "Index Constituents") organized in the United States that trade on certain U.S. exchanges, are classified in the Midstream Oil & Gas category or Liquid Petroleum & Natural Gas Shippers category according to the Bloomberg Industry Classification System® ("BICS") and meet certain eligibility criteria for inclusion in the Index, including their distribution payment history and their size as measured by free-float market capitalization and average daily trading value. Owning the ETNs is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index. An investment in the ETNs involves significant risks and may not be suitable for all investors. For more information on risks associated with the ETNs, please see "Selected Risk Considerations" below and the risk factors included in the relevant prospectus.

Details | Chart | Returns | Correlations | Top 10 Index Components | Index Sector Weightings | ETN Coupon

Top 10 Index Components (as of 07/15/2015)

Ticker	Weightings %	Trading Facility	Sector	Index Components
WPZ	5.10%	NYSE	Energy	Williams Partners LP
ETP	5.07%	NYSE	Energy	Energy Transfer Partners LP
SXL	5.02%	NYSE	Energy	Sunoco Logistics Partners LP
EPD	5.01%	NYSE	Energy	Enterprise Product Partners LP
PAA	5.01%	NYSE	Energy	Plains All American Pipeline LP
WGP	4.99%	NYSE	Energy	Western Gas Equity Partners LP
WES	4.97%	NYSE	Energy	Western Gas Partners LP
EQM	4.97%	NYSE	Energy	EQT Midstream Partners LP
MMP	4.95%	NYSE	Energy	Magellan Midstream Partners
TEP	4.92%	NYSE	Energy	Tallgrass Energy Partners LP

Source: Barclays, subject to change.

Selected Risk Considerations

An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves significant risks and may not be suitable for all investors. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs. Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etn.barclays.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETNs. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Product Summary

Barclays OFI SteelPath MLP ETN

The Barclays OFI SteelPath MLP ETNs (the "ETNs") are linked to the Volume-Weighted Average Price ("VWAP")[1] level of the Barclays OFI SteelPath Midstream MLP Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level of the Index between the inception date and the applicable valuation date. **An investment in the ETNs involves significant risks and may not be suitable for all investors**

The Index is designed to track the performance of a basket of direct interests in master limited partnerships and limited liability companies (collectively, the "Index Constituents") organized in the United States that trade on certain U.S. exchanges, are classified in the Midstream Oil & Gas category or Liquid Petroleum & Natural Gas Shippers category according to the Bloomberg Industry Classification System® ("BICS") and meet certain eligibility criteria for inclusion in the Index, including their distribution payment history and their size as measured by free-float market capitalization and average daily trading value. Owning the ETNs is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index. An investment in the ETNs involves significant risks and may not be suitable for all investors. For more information on risks associated with the ETNs, please see "Selected Risk Considerations" below and the risk factors included in the relevant prospectus.

Details | Chart | Returns | Correlations | Top 10 Index Components | Index Sector Weightings | ETN Coupon

Barclays OFI SteelPath Midstream MLP Index Index Sector Weightings (as of 07/15/2015)

Index Component Weightings	Weightings %
Energy	100.00%
	.00%

Source: Barclays, subject to change.

Selected Risk Considerations

An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves significant risks and may not be suitable for all investors. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs. Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etn.barclays.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETNs. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Product Summary

Barclays OFI SteelPath MLP ETN

The Barclays OFI SteelPath MLP ETNs (the "ETNs") are linked to the Volume-Weighted Average Price ("VWAP")[1] level of the Barclays OFI SteelPath Midstream MLP Index (the "Index"). The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level of the Index between the inception date and the applicable valuation date. **An investment in the ETNs involves significant risks and may not be suitable for all investors**

The Index is designed to track the performance of a basket of direct interests in master limited partnerships and limited liability companies (collectively, the "Index Constituents") organized in the United States that trade on certain U.S. exchanges, are classified in the Midstream Oil & Gas category or Liquid Petroleum & Natural Gas Shippers category according to the Bloomberg Industry Classification System® ("BICS") and meet certain eligibility criteria for inclusion in the Index, including their distribution payment history and their size as measured by free-float market capitalization and average daily trading value. Owning the ETNs is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index. An investment in the ETNs involves significant risks and may not be suitable for all investors. For more information on risks associated with the ETNs, please see "Selected Risk Considerations" below and the risk factors included in the relevant prospectus.

ETN Coupon

For each ETN that you hold on the applicable coupon record date, you will receive an interest payment in cash per ETN on each coupon payment date in U.S. dollars equal to the coupon amount, if any, on the applicable coupon valuation date. The coupon amount on any coupon valuation date will equal the greater of (i) zero and (ii)(1) the accrued dividend on such coupon valuation date minus (2) the accrued investor fee on such coupon valuation date. There is no guarantee that the ETNs will pay coupon. If on any coupon valuation date the accrued fees are greater than the accrued dividend, you will not receive a coupon payment on the applicable coupon payment date. The value of any distributions in respect of any Index Constituents occurring after a coupon valuation date but before the immediately following coupon ex-date will not be reflected in the accrued dividend on such coupon valuation date and, therefore, will not be reflected in the coupon amount payable on the corresponding coupon payment date

- The coupon adjustment dividend amount will equal zero on any calendar day that is not a coupon ex-date. On any calendar day that is a coupon ex-date, the coupon adjustment dividend amount will equal the accrued dividend on the coupon valuation date immediately preceding such coupon ex-date.
- The accrued dividend on the initial valuation date will equal zero. The accrued dividend on any subsequent calendar day will equal (1) the accrued dividend as of the immediately preceding calendar day plus (2) the dollar dividend value on such calendar day minus (3) the coupon adjustment dividend amount on such calendar day. If the ETNs undergo a split or reverse split, the accrued dividend will be adjusted accordingly
  - The dollar dividend value on any calendar day will equal (1) the index dividend on such calendar day divided by (2) the VWAP factor.
  - On any calendar day that is not a coupon ex-date, the coupon adjustment dividend amount will equal zero. On any calendar day that is a coupon ex-date, the coupon adjustment dividend amount will equal the accrued dividend on the coupon valuation date immediately preceding such coupon ex-date.
- The accrued investor fee on the initial valuation date will equal zero. The accrued investor fee on any subsequent calendar day will equal (1) the accrued investor fee as of the immediately preceding calendar day plus (2) the daily fee value on such calendar day minus (3) the coupon adjustment fee amount on such calendar day. If the ETNs undergo a split or reverse split, the accrued investor fee will be adjusted accordingly.
  - On any calendar day that is not a coupon ex-date, the coupon adjustment fee amount will equal zero. On any calendar day that is a coupon ex-date, the coupon adjustment fee amount will equal (i) the coupon adjustment dividend amount on such coupon ex-date, if the coupon amount in respect of such coupon-ex date is zero or (ii) the accrued investor fee on the coupon valuation date immediately preceding such coupon ex-date, if the coupon amount in respect of such coupon-ex date is greater than zero.

Coupon Valuation Date	Coupon Record Date	Coupon Ex-Date	Coupon Payment Date	Coupon Amount	Current Yield[1]
15 May 2014	29 May 2014	27 May 2014	06 Jun 2014	0.2902	.05
15 Aug 2014	26 Aug 2014	28 Aug 2014	08 Sep 2014	0.2601	.04
17 Nov 2014	01 Dec 2014	26 Nov 2014	12 Sep 2014	0.2464	.04
17 Feb 2015	02 Mar 2015	26 Feb 2015	10 Mar 2015	0.2543	.04

Source: Barclays, subject to change.

[1]"Current Yield" equals the current Coupon Amount annualized and divided by the relevant closing indicative value of the ETNs, rounded for ease of analysis. The relevant closing indicative value is the closing indicative value of the ETNs referenced in the coupon declaration press release issued for that coupon payment.

Coupon payments are calculated and paid in accordance with the terms described in the relevant product prospectus. Past performance is not indicative of future results.

Selected Risk Considerations

An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves significant risks and may not be suitable for all investors. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs. Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a U.S. national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs may be less favorable than a direct investment in MLPs and are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etn.barclays.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETNs. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

Products

An investment in the ETNs listed below (the "ETNs") involves significant risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized under "Select Risk Considerations" below and on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus. View available products using the asset class product filters.

Asset Class

All ▾ Reset filters

Indicative Value Returns | Market Price Returns

Last update:: 06/30/2015

Underlying	ETN Ticker	1 mo	3 mo	6 mo	1 yr	3 yrs	YTD	Since ETN Inception
▸ Barclays OFI SteelPath MLP ETN	OSMS	-0.06	-0.05	-11.01%	-17.55%	N/A	-11.01%	-8.08%

Show rows: 50 ▾ Go to page: 1 1 - 1 of 1 Export to Excel (XLS)

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See below for how return figures are calculated.

ETN Closing Indicative Note Value Returns
ETN Closing Indicative Note Value Returns show the change in the closing indicative value of the ETNs over the relevant period, expressed as a percentage. For any historical period of one year or longer, closing indicative note value returns are shown on an annualized basis. The closing indicative note value of an ETN is an amount per ETN calculated on each valuation date that reflects the change in value of the ETN from the previous valuation date due to the daily change in the index level and the daily accrual of the investor fee and other applicable costs. The closing indicative note value of an ETN may differ from the actual trading price of the ETN at any time due to hedging or transaction costs, credit considerations, market liquidity, bid-offer spreads or other factors affecting the trading price of the ETN. For more information on how the closing indicative note value is calculated, please see the section "Specific Terms of the ETNs" in the prospectus relating to the ETNs.

Selected Risk Considerations

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Selected Risk Considerations
An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the Index: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BCIS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case where the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your own tax advisor about your tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.barclays.com/etn/ofisteelpath or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETN. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

Barclays Capital Inc. and its affiliates do not provide tax advice. Any discussion of US federal income tax matters herein is provided as a matter of general information, and should not be construed to represent tax advice. Please be advised that any discussion of US tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding US tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. You should refer to the applicable prospectus for any relevant ETN, ETF or other investment for more detailed information, and should also consult your tax advisor prior to making any investment decision.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Products

An investment in the ETNs listed below (the "ETNs") involves significant risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized under "Select Risk Considerations" below and on the relevant product pages, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable product prospectus. View available products using the asset class product filters.

Asset Class

All

Reset filters

Indicative Value Returns | Market Price Returns

Last update:: 06/30/2015

Underlying	ETN Ticker	1 mo	3 mo	6 mo	1 yr	3 yrs	YTD	Since ETN Inception
Barclays OFI SteelPath MLP ETN	OSMS	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Show rows: 50 Go to page: 1 1 - 1 of 1 Export to Excel (XLS)

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See below for how return figures are calculated.

ETN Market Price Returns
ETN Market Price Returns show the change in the end-of-day trading price of the ETNs on the exchange over the relevant period, expressed as a percentage. Market price returns are calculated using the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) from the beginning of the relevant period to the end of the relevant period. For any historical period of one year or longer, market price returns are shown on an annualized basis. Market price returns do not represent the returns you would receive if you traded at a price or at a time on the exchange other than as described in this section. Market price returns do not account for brokerage commissions, which will reduce actual returns, and may not include the effect of any applicable fees and costs on the ETNs.

In the event that there is an absence of a bid/ask value at 4PM on the relevant month end, N/A will be displayed in place of a percentage value for ETN Market Price Returns.

Selected Risk Considerations

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Selected Risk Considerations
An investment in any ETNs linked to the Barclays OFI SteelPath Midstream MLP Index (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any decrease in the Volume Weighted Average Price ("VWAP") level between the inception date and the applicable valuation date. Additionally, if the VWAP level is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the VWAP value has increased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: Barclays Bank PLC will have the right to redeem or "call" the ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

The Payment on the ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the Index: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

No Guaranteed Coupon Payments: You are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date.

Market and Volatility Risk: The return on the ETNs is linked to the performance of the VWAP level of the Index which, in turn, is linked to the performance of the master limited partnerships and other securities that are included as index constituents at any time. The prices of the index constituents may change unpredictably and, as a result, affect the level of the Index and the value of your ETNs in unforeseeable ways.

Concentration Risk: The index constituents are companies in the Midstream – Oil & Gas and Liquid Petroleum and Natural Gas Shippers categories, as determined by the Bloomberg Industry Classification System® ("BICS"). In addition, many of the Index Constituents are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. The ETNs are susceptible to general market fluctuations in the energy infrastructure and midstream energy business MLP market and to volatile increases and decreases in value, as market confidence in, and perceptions regarding the index constituents change. Your investment may therefore carry risks similar to a concentrated securities investment in one industry or sector.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case where the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your own tax advisor about your tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.barclays.com/etn/ofisteelpath or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

OppenheimerFunds Distributor, Inc. ("OFDI"), doing business as OFI Global Asset Management, assists in the promotion of the Barclays OFI SteelPath MLP ETN. OFDI is not affiliated with Barclays Capital Inc. or Barclays Bank PLC.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

Barclays Capital Inc. and its affiliates do not provide tax advice. Any discussion of US federal income tax matters herein is provided as a matter of general information, and should not be construed to represent tax advice. Please be advised that any discussion of US tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding US tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. You should refer to the applicable prospectus for any relevant ETN, ETF or other investment for more detailed information, and should also consult your tax advisor prior to making any investment decision.

"OFI SteelPath", "OFI Global Asset Management", the Four Hands Design Mark (#86085815), and the OFI Global Asset Management Design Mark (#86049459) are trademarks of OFI SteelPath, Inc. (the "Index Selection Agent") or its licensors, and have been licensed for use by Barclays Bank PLC in connection with the Barclays OFI SteelPath Midstream MLP Index. "Barclays" is a trademark of Barclays Bank PLC. Barclays Capital Inc. (the "Index Sponsor") and the Index Selection Agent do not guarantee the accuracy and/or completeness of the Index, any data included therein, or any data from which it is based, and neither the Index Sponsor nor the Index Selection Agent shall have any liability for any errors, omissions, or interruptions therein. The Index Sponsor and the Index Selection Agent do not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance.

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE